Exhibit 4.3

GLOBAL PARTNERS LP

GLP FINANCE CORP.

and

the Guarantors named herein

6.875% SENIOR NOTES DUE 2029

SUPPLEMENTAL INDENTURE
AND AMENDMENT -- SUBSIDIARY GUARANTEE

DATED AS OF OCTOBER 28, 2020,

REGIONS BANK

Trustee

This SUPPLEMENTAL INDENTURE, dated as of October 28, 2020, is among Global Partners LP, a Delaware limited partnership (the “Company”), GLP Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and Regions Bank, an Alabama state-chartered banking corporation, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Guarantors and the Trustee entered into an Indenture, dated as of October 7, 2020 (the “Indenture”), pursuant to which the Issuers have issued $350,000,000 in the aggregate principal amount of 6.875% Senior Notes due 2029 (the “Notes”);

WHEREAS, Section 9.01(g) of the Indenture provides that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture in order to comply with Section 4.13 or 10.03 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01.      This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.      This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 or 10.03 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01.      Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.     No duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03.     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04.     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC, its General Partner

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

GLP FINANCE CORP.

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

GUARANTORS

global operating llc

By:	Global Partners LP, its Sole Member

By:	Global GP LLC, its General Partner

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

GLOBAL COMPANIES LLC GLobal Energy Marketing LLC Chelsea Sandwich LLC Alliance Energy LLC Cascade Kelly Holdings LLC BASIN TRANSLOAD, LLC

By:	Global Operating LLC, its Sole Member

By:	Global Partners LP, its Sole Member

By:	Global GP LLC, its General Partner

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

BURSAW OIL LLC

By:	Alliance Energy LLC, its Sole Member

By:	Global Operating LLC, its Sole Member

By:	Global Partners LP, its Sole Member

By:	Global GP LLC, its General Partner

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

GLOBAL MONTELLO GROUP CORP. GLEN HES CORP. WARREN EQUITIES INC. WAREX TERMINALS CORPORATION DRAKE PETROLEUM COMPANY, INC. PURITAN OIL COMPANY, INC. MARYLAND OIL COMPANY, INC.

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

GLOBAL PARTNERS ENERGY CANADA ULC

By:	/s/ Daphne H. Foster
	Name:	Daphne H. Foster
	Title:	Chief Financial Officer

REGIONS BANK, as Trustee

By:	/s/ Kristine Prall
	Name:	Kristine Prall
	Title:	Vice President